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                                                                       Exhibit 4


                           MAXWELL SHOE COMPANY INC.
                 EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT
                   PURSUANT TO THE 1994 STOCK INCENTIVE PLAN

          This Employee Nonqualified Stock Option Agreement (this "Agreement") is made and entered into as of the Date of Grant indicated below by and between Maxwell Shoe Company Inc., a Delaware corporation (the "Company"), and the person named below as Employee.

          WHEREAS, Employee is an employee of the Company and/or one or more of its subsidiaries; and

          WHEREAS, pursuant to the Company's 1994 Stock Incentive Plan (the "Plan"), the committee of the Board of Directors of the Company administering the Plan (the "Committee") has approved the grant to Employee of an option to purchase shares of the Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock"), on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

          1.   Grant of Option; Certain Terms and Conditions. The Company hereby
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grants to Employee, and Employee hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below, which option shall expire at 5:00 o'clock p.m., Boston time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement (the "Option"). The Option shall become exercisable to purchase ("Vesting Rate") that number of Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the Vesting Rate indicated below.

          Employee:                    Mark J. Cocozza

          Date of Grant:                April 27, 1998

          Number of shares purchasable:         75,000

          Exercise Price per share:             $17.50

          Expiration Date:              April 27, 2008

          Vesting Rate:

          (A) With respect to 35,000 Option Shares, the Vesting Rate shall be as follows: 17% on 4/27/1999, 17% on 4/27/2000, 33% on 4/27/2001 and
          33% on 4/27/2002.

          (B) With respect to 40,000 Option Shares, the Vesting Rate shall be as follows:
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             (i)    13,333 Option Shares shall vest on that date, if ever, when the last sale price of the Common Stock equals or exceeds the sum of
          (x) the average of the last sale prices of the Common Stock during the period commencing on the Date of Grant and ending on May 27, 1998 (thirty days after the Date of Grant) and (y) two dollars.

             (ii) 13,333 Option Shares shall vest on that date, if ever, when the last sale price of the Common Stock equals or exceeds the sum of
          (x) the average of the last sale prices of the Common Stock during the period commencing on the Date of Grant and ending on May 27, 1998 (thirty days after the Date of Grant) and (y) four dollars.

             (iii) 13,334 Option Shares shall vest on that date, if ever, when the last sale price of the Common Stock equals or exceeds the sum of
          (x) the average of the last sale prices of the Common Stock during the period commencing on the Date of Grant and ending on May 27, 1998 (thirty days after the Date of Grant) and (y) six dollars.

The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

          2.   Acceleration of Vesting and Termination of Option.
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          (a)  Termination of Employment.
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               (i)  Retirement.  If Employee ceases to be employed by reason of
     Employee's retirement in accordance with the Company's then-current retirement policy ("Retirement"), then (A) the portion of the Option that has not vested on or prior to the date of such Retirement shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such Retirement.

               (ii) Death or Permanent Disability. If Employee ceases to be employed by reason of the death or Permanent Disability (as hereinafter defined) of Employee, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of Employee's death or Permanent Disability. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Employee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Board in such form and manner, and at such times, as the Board may require. Any determination by the Board that Employee does or does not have a Permanent Disability shall be final and binding upon the Company and Employee.

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           (iii)  Termination for Cause. If Employee is terminated for Cause, both the vested and unvested portions of the Option shall terminate immediately. "Cause" shall mean Employee's (A) conviction by a court of competent jurisdiction of a felony or serious misdemeanor involving moral turpitude, (B) willful disregard of any written directive of the Board that is not inconsistent with the Certificate of Incorporation or Bylaws of the Company or applicable law, (C) breach of his or her fiduciary duty involving personal profit, or (D) neglect of his or her duties that has a material adverse effect on the Company.

           (iv) Other Termination. If Employee is terminated without Cause, then (A) the portion of the Option that has not vested on or prior to the date of such termination of employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the 90th day following the date of such termination of employment; provided, however, that if Employee is terminated without Cause within one year after a Change of Control, then
     (x) the portion of the Option that has not vested on or prior to the date on which Employee is terminated shall fully vest as of such date and (y) the Option shall terminate upon the earlier of the Expiration Date or the 90th day following the date on which Employee is terminated. A "Change of Control" shall mean the first to occur of the following:

                  (1) the date upon which the directors of the Company who were nominated by the Board for election as directors cease to constitute a majority of the directors of the Company;

                  (2) the consummation of a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) (a) as a result of which the outstanding securities of the class then subject to the Option are exchanged for or converted into cash, property and/or securities not issued by the Company and (b) the terms of which provide that the Option shall continue in effect thereafter; or

                  (3) the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing more than 50% of the voting power of the Company (a "50% Stockholder"); provided, however, that the term "50% Stockholder" shall not include (a) the Company or any of its subsidiaries, (b) any employee benefit plan of the Company or any of its subsidiaries, (c) any entity holding voting securities of the Company for or pursuant to the terms of any such plan, (d) any person or entity who held shares of the Company's Class B Common Stock, par value $.01 per share, as of the completion of an initial public offering of shares of the Common Stock and any

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          Permitted Transferee (as defined in the Company's Certificate of
          Incorporation) of such person or entity, or (e) any person or entity if the transaction that resulted in such person or entity becoming a 50% Stockholder was approved in advance by the Board.

          (b)  Death Following Termination of Employment.  Notwithstanding
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anything to the contrary in this Agreement, if Employee shall die at any time after the termination of his or her employment and prior to the date on which the Option is terminated pursuant to Section 2(a), then the vested portion of the Option shall terminate on the earlier of the Expiration Date or the first anniversary of the date of Optionee's death.

          (c)  Acceleration of Option of Option by Committee.  The Committee, in
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its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

          (d)  Other Events Causing Acceleration and Termination of Option.
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Notwithstanding anything to the contrary in this Agreement, the Option shall become fully exercisable immediately prior to, and shall terminate upon, the consummation of any of the following events:

               (i)   the dissolution or liquidation of the Company;

               (ii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) the consummation of which results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or a different kind of securities, unless such reorganization, merger or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board and the terms of such reorganization, merger or consolidation shall provide that the Option shall continue in effect thereafter on terms substantially similar to those under the Plan; or

               (iii) a sale of all or substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise.

          3.   Adjustments.  In the event that the outstanding securities of the
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class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 2(d) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

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          4.   Exercise.  The Option shall be exercisable during Employee's
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lifetime only by Employee or by his or her guardian or legal representative, and after Employee's death only by the person or entity entitled to do so under Employee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise (the "Exercise Notice"), which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate
Exercise Price for such shares, together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part, by one or more of the following means:

               (a) by the delivery to the Company of a promissory note in a form and amount satisfactory to the Committee, provided that the principal amount of such note shall not exceed the excess of such aggregate Exercise Price over and above the aggregate par value of the Purchased Shares; or

               (b) by (i) the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined in the Plan) thereof on the date of such exercise) and/or (ii) "pyramiding" of shares issuable upon exercise of the Option, provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.

          5.   Payment of Withholding Taxes.  If the Company becomes obligated
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to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the "Withholding Liability"), then Employee shall, on the date of exercise and as a condition to the issuance of the Option Shares, pay the Withholding Liability to the Company in cash or by check payable to the Company. Employee hereby consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to Employee if Employee does not pay the Withholding Liability to the Company on the date of exercise of the Option, and Employee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company's obligation to pay such compensation or other amounts to Employee.

          6.   Notices.  All notices and other communications required or
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permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 101 Sprague Street, P.O. Box 37, Readville (Boston), Massachusetts 02137,
Attention: President, or to Employee at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

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          7.   Stock Exchange or NASDAQ Requirements; Applicable Laws.
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Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

          8.   Non-transferability.  Neither the Option nor any interest therein
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may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution

          9.   Plan.  The Option is granted pursuant to the Plan, as in effect
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on the Date of Grant, and is subject to all the terms and conditions of the
Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Employee, without his or her consent, of the Option or of any of Employee's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Employee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Employee or any other person or entity then entitled to exercise the Option.

          10.  Stockholder Rights.  No person or entity shall be entitled to
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vote, receive dividends or be deemed for any purpose the holder of any Option
Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

          11.  Employment Rights.  No provision of this Agreement or of the
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Option granted hereunder shall (a) confer upon Employee any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Employee, with or without cause, or (c) confer upon Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. Employee hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of Employee at any time and for any reason, or for no reason, unless Employee and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

          12.  Governing Law.  This Agreement and the Option granted hereunder
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shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

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          IN WITNESS WHEREOF, the Company and Employee have duly executed this
Agreement as of the Date of Grant.


                              MAXWELL SHOE COMPANY INC.

                              By: /s/ James J. Tinagero
                                 --------------------------------
                                 James J. Tinagero
                                 Executive Vice President

                              EMPLOYEE:

                              /s/ Mark J. Cocozza
                              -----------------------------------
                              Signature

                              30 Andover Country Club Lane
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                              Street Address

                              Andover, Mass. 01810
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                              City, State and Zip Code

                              ###-##-####
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                              Social Security Number

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